Exhibit 3.7

CERTIFICATE OF FORMATION

OF

MELROSE US 1 LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Company”) is MELROSE US 1 LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center 1209 Orange Street, Wilmington DE 19801 USA.

THIRD: The duration of the Company is to be perpetual, unless sooner terminated in accordance with the Delaware Limited Liability Company Act (the “Act”).

FOURTH: The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

Executed on May 10, 2005.

/s/ Monty Steckler
Monty Steckler, Authorized Person

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

MELROSE US 1 LLC

The undersigned, desiring to amend the Certificate of Formation of Melrose US 1 LLC pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware (the “Act”), does hereby certify as follows:

FIRST: The name of the limited liability company is MELROSE US 1 LLC.

SECOND: The Certificate of Formation of the limited liability company shall be amended to change the name of the company as follows:

FIRST: The name of the limited liability company formed hereby is Dynacast US 1 LLC.

THIRD: This amendment shall be effective as of 12:01 am EST on May 18, 2011.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 18th day of May, 2011 and submits it for filing in accordance with Section 18-206 of the Act.

By:	/s/ Garry Barnes
Name: Title:	Garry Barnes Director For and on behalf of Melrose Overseas Holdings Limited Being a member of Melrose US 1 LLC

By:	/s/ Garry Barnes
Garry Barnes Director

CERTIFICATE OF MERGER

OF

DYNACAST US HOLDINGS, INC.

(a Delaware corporation)

WITH AND INTO

DYNACAST US 1 LLC

(a Delaware limited liability company)

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

1.	The name of the surviving limited liability company is Dynacast US 1 LLC, a Delaware limited liability company, and the name of the corporation being merged into the surviving limited liability company is Dynacast US Holdings, Inc., a Delaware corporation.

2.	An Agreement and Plan of Merger has been approved, adopted, certified, acknowledged and executed by the surviving limited liability company and the merging corporation.

3.	The name of the surviving limited liability company is “Dynacast US 1 LLC”.

4.	The Merger shall be effective as of 11:59 p.m. on the date of filing.

5.	The Agreement and Plan of Merger is on file at 14045 Ballantyne Corporate Place, Suite 300, Charlotte, NC 28277, the place of business of the surviving limited liability company.

6.	A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its authorized representative this 23rd day of January, 2012.

DYNACAST US 1 LLC

By:	KDI Acquisition LLC, its sole member

	By:	/s/ THOMAS M. WOLF
	Name:	Thomas M. Wolf
	Title:	Vice President and Assistant Secretary

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]